Exhibit 25

                              POWER OF ATTORNEY


                KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, in his or her capacity as a Director or Officer of NUI Corporation ("NUI"), hereby constitutes and appoints James R. Van Horn his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, and in any and all capacities, to execute a registration statement on Form S-8 under the Securities Act of 1933 concerning the NUI 1996 Stock Option and Stock Award Plan and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and to execute and file any and all amendments thereto (including post-effective amendments), granting unto said attorney-in-fact and agent full power and authority to do each and every act requisite and necessary to be done, as fully and to all intents and purposes as he or she might do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.



      Dated: April 11, 1996                /S/ John Kean, Jr.
                                              John Kean, Jr.

                                           /S/ John Kean
                                              John Kean

                                           /S/ Stephen M. Liaskos
                                              Stephen M. Liaskos

                                           /S/ Calvin R. Carver
                                              Calvin R. Carver

                                           /S/ Vera King Farris
                                               Vera King Farris

                                           /S/ James J. Forese
                                              James J. Forese

                                           /S/ Bernard S. Lee
                                              Bernard S. Lee

                                           /S/ R. Van Whisnand
                                              R. Van Whisnand

                                           /S/ John Winthrop
                                              John Winthrop